UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Proxy Update

     Beverly Enterprises, Inc. (“BEI”) has entered into a Settlement Agreement (the “Settlement Agreement”), dated April 11, 2005, with Appaloosa Management L.P., Formation Capital LLC, Franklin Mutual Advisers, LLC, Northbrook NBV, LLC (collectively, the “Formation Capital Consortium”) and Arnold M. Whitman under which the Formation Capital Consortium and Mr. Whitman agreed to discontinue the solicitation of proxies in connection with the Company’s April 21, 2005 Annual Meeting of Stockholders and Mr. Whitman has withdrawn his nominees for election to the BEI Board of Directors and other proposals for consideration at the 2005 Annual Meeting. In addition, the Company agreed to reimburse the Formation Capital Consortium for up to $600,000 of out-of-pocket fees and expenses incurred by them and Mr. Whitman in connection with their proxy solicitation. A copy of the Settlement Agreement is available as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2005. This summary description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

     The members of the Formation Capital Consortium have also signed a Confidentiality Agreement with BEI dated April 11, 2005 (the “Confidentiality Agreement”). The Confidentiality Agreement permits the Formation Capital Consortium and its representatives to examine confidential, nonpublic information regarding BEI for the purpose of evaluating a possible transaction with BEI pursuant to the same restrictions imposed on other bidders involved in the auction process. BEI committed in the Confidentiality Agreement to allow the Formation Capital Consortium to participate in BEI’s on-going auction process on an equitable basis with all other potential buyers of BEI. A copy of the Confidentiality Agreement is available as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2005. This summary description of the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

     As a result, blue proxy cards previously solicited by the Formation Capital Consortium will not be voted at the Annual Meeting. Accordingly, unless you vote in person at the Annual Meeting or sign, date and return a WHITE proxy card, your shares will not be represented at the Annual Meeting. We urge stockholders to promptly sign, date and return a WHITE proxy card in the envelope previously provided by the Company.

     If your shares are held in the name of a broker, only your broker can execute a proxy and vote your shares. Please promptly sign, date and return the WHITE voting instruction card in the envelope provided by your broker.

     If you have any questions or need further assistance in voting, please contact:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.
Stockholders call (877) 278-4793 (toll-free in the United States and Canada)
Banks and Brokers call (212) 440-9800 (collect)

INNISFREE M&A INCORPORATED
Stockholders call (877) 825-8730 (toll-free in the United States and Canada)
Banks and Brokers call (212) 750-5833 (collect)

IMPORTANT INFORMATION

On March 15, 2005, BEI filed a definitive proxy statement with the Securities and Exchange Commission relating to BEI’s solicitation of proxies with respect to its 2005 annual meeting of stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION (INCLUDING INFORMATION REGARDING THE NAMES, AFFILIATION AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES). You may obtain BEI’s proxy statement, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, any amendments and supplements to the proxy statement and other relevant documents by writing to Beverly Enterprises, Inc. at One Thousand Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.

FORWARD LOOKING STATEMENTS

The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the Company’s ongoing auction process. The auction may impact our ability to attract and retain customers, management and employees and may result in the incurrence of significant advisory fees, litigation costs and other expenses. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.